Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-90649 on Form N-1A of our reports dated December 14, 2022, relating to the financial statements and financial highlights of Fidelity International Capital Appreciation Fund, Fidelity Diversified International Fund, Fidelity International Small Cap Opportunities Fund, Fidelity Total International Equity Fund, Fidelity International Value Fund, Fidelity Worldwide Fund, and Fidelity Global Equity Income Fund, our reports dated December 15, 2022, relating to the financial statements and financial highlights of Fidelity Diversified International K6 Fund, Fidelity International Capital Appreciation K6 Fund, and Fidelity International Discovery K6 Fund, and our report dated December 16, 2022, relating to the financial statements and financial highlights of Fidelity International Small Cap Fund, each a fund of Fidelity Investment Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Investment Trust for the year ended October 31, 2022, and to the references to us under the headings “Financial Highlights ” in the Prospectuses and “Independent Registered Public Accounting Firm ” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 21, 2022